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                                                                  Exhibit 99 (a)

                            GATEWAY BANCSHARES, INC.

                  PROXY FOR 1997 SPECIAL SHAREHOLDERS' MEETING


          KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of Gateway Bancshares, Inc., McMechen, West Virginia, does hereby nominate constitute, and appoint ______________________ and ______________________, or
either of them will full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of Gateway Bancshares, Inc., McMechen, West Virginia, standing in the undersigned's name on its books on __________________ at the _____ Special Meeting of Shareholders to be held at _______________________________________________________, on ________________,
1998, at __________ a.m. local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

          1. To approve, ratify and confirm the Agreement and Plan of Merger dated as of August 151997, as amended as of September 30, 1997, and December 15, 1997, among the parties to the Agreement and Plan of Merger, Commercial BancShares, Incorporated ("Commercial"), Gateway Bancshares, Inc. ("Gateway") and CBG Holding Company , a West Virginia banking corporation being chartered by Commercial to facilitate its acquisition of Gateway, and to approve, ratify and confirm the transaction contemplated therein.

          FOR _________  AGAINST _________           ABSTAIN _________

          2. To transact other business that may properly come before the meeting.

          The undersigned acknowledges receipt of the Notice and Proxy Statement dated _________________, 1998 and hereby revokes all proxies previously given by the undersigned for said meeting.

          THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. IF ANY OTHER MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GATEWAY BANCSHARES, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
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          PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY.  ALL JOINT OWNERS MUST
SIGN.


                                 ___________________________________


                                 ___________________________________


                                 Dated:  __________________, 1998


          When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.